Exhibit 3.1

COMPANY NUMBER: 09320890

The Companies Act 2006

PUBLIC COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

MOTIF BIO PLC

Incorporated on 20 November 2014

Articles amended by special resolution passed on 26 January 2015

Reed Smith The Broadgate Tower 20 Primrose Street London EC2A 2RS Phone: +44 (0) 203 116 3000 Fax: +44 (0) 203 116 3999 DX 1066 City r e e d s m i t h . c o m

THE COMPANIES ACT 2006

COMPANY LIMITED BY SHARES

ARTICLES OF ASSOCIATION

OF

MOTIF BIO PLC (THE ‘COMPANY’)

(adopted by special resolution passed on 26 January 2015)

PRELIMINARY

1                                        The following regulations constitute the articles of association of the Company and the ‘relevant model articles’ (as defined in section 20(2) of the Act) shall not apply to the Company.

2                                        In these Articles, unless the context otherwise requires:

‘the Act’ means the Companies Act 2006 and all other Companies Acts (as defined in section 2 of the Companies Act 2006) for the time being in force;

‘address’ in relation to sending or receiving documents or information by electronic means includes any address or number used for such purposes;

‘AIM’ means the AIM market operated by the Stock Exchange;

‘the Articles’ or ‘these Articles’ means these articles of association as originally adopted or as altered from time to time by special resolution;

‘certificated’ in relation to a share, means that it is not an uncertificated share or a share in respect of which a share warrant has been issued and is current;

‘clear days’ means, in relation to the period of a notice, that period excluding the day on which the notice is given or is deemed to be given and the day for which it is given or on which it is to take effect;

‘director’ means a director of the Company, and includes any person occupying the position of director, by whatever name called;

‘dividend’ includes all monies payable on or in respect of a share;

‘executed’ includes any mode of execution;

‘the office’ means the registered office of the Company;

‘paid up’ includes credited as paid up;

‘recognised clearing house’ and ‘recognised investment exchange’ means any clearing house or investment exchange (as the case may be) granted recognition under the Financial Services and Markets Act 2000;

‘the seal’ means the common seal of the Company and includes any official seal kept by the Company by virtue of sections 49 or 50 of the Act;

‘the secretary’ includes any person appointed by the directors to perform any of the duties of the secretary;

‘the Stock Exchange’ means the London Stock Exchange plc;

‘the UK Listing Authority’ means the Financial Conduct Authority as competent authority for the purposes of Part IV of the UK Financial Services and Markets Act 2000;

‘uncertificated’ in relation to a share, means that title to that share is evidenced and may be transferred without a certificate and that the share is of a class which is for the time being a participating class;

‘the Uncertificated Securities Regulations’ means the Uncertificated Securities Regulations 2001 (SI 2001 No. 3755) and any modifications to them and any substitutions for them for the time being in force;

‘the United Kingdom’ means the United Kingdom of Great Britain and Northern Ireland; and

(a)                                subject as aforesaid, any word or expression to which a meaning is assigned by the Act or the Uncertificated Securities Regulations has the meaning so assigned to it on the date on which these Articles become binding on the Company;

(b)                                the masculine gender shall include the feminine and neuter and the single shall include the plural and vice versa; and

(c)                                 ‘writing’ or ‘written’ shall include any means of visible reproduction.

3                                        In these Articles:

(a)                                powers of delegation shall not be restrictively construed but the widest interpretation shall be given thereto;

(b)                                the word ‘directors’ in the context of the exercise of any power contained in these Articles includes any committee consisting of one or more directors, any director holding executive office and any local or divisional directors, manager or agent of the Company to which or, as the case may be, to whom the power in question has been delegated;

(c)                                 no power of delegation shall be limited by the existence or, except where expressly provided by the terms of delegation, the exercise of that or any other power of delegation; and

(d)                                except where expressly provided by the terms of delegation, the delegation of a power shall not exclude the concurrent exercise of that power by another body or person who is for the time being authorised to exercise it under these Articles or under another delegation of the power.

SHARE CAPITAL

4                                        The share capital of the Company at the date of adoption of these Articles is £1.00 divided into 100 ordinary shares of one pence each (‘ordinary shares’).

5                                        Subject to the provisions of the Act and to any resolution of the Company passed in a general meeting pursuant to the Act, all unissued shares shall be at the disposal of the directors and they may allot (with or without conferring a right of renunciation), grant options over or otherwise dispose of them to such persons, at such times and on such terms as they think proper.

6                                        The Company may, subject to the provisions of the Act and without prejudice to any rights or privileges attached to any class of shares forming part of the capital for the time being of the Company:

(a)                                issue any share in the Company with such preferred, deferred or other special rights or privileges, or such restrictions, whether in regard to dividend, return of capital, voting or otherwise as the directors may determine;

(b)                                issue shares of any class which are to be redeemed or are liable to be redeemed at the option of the holder or the Company on such terms and in such manner as the Company may by special resolution determine; and

(c)                                 purchase or enter into a contract under which it will or may purchase any of its own shares of any class (including redeemable shares) at any price (whether at par or above or below par) and any shares to be so purchased may be selected in any manner whatsoever.

7                                        If the Company shall purchase any of its own shares pursuant to any provision of these Articles, it may:

(a)                                cancel such shares; or

(b)                                hold such shares (or any of them) as treasury shares and deal with any of them, at any time, in accordance with the Act;

and if the Company cancels any such shares, the authorised share capital corresponding to the amount of the cancelled issued share capital shall (as the directors may in their absolute discretion determine) be divided into shares of the same class of a like nominal amount as the cancelled shares or into shares of any other class into which the authorised share capital is then divided of a like nominal amount (as nearly as may be) as the shares of that class or into unclassified shares of such nominal amount as the directors may decide.  Any sub-division or consolidation of any shares necessary to give effect to this Article shall be deemed to have been implemented by the Company in general meeting pursuant to this Article.

8                                        Subject to the provisions of the Act, the Company may pay a commission in cash or by allotting shares or by a combination of both to any person in consideration of his subscribing or procuring subscriptions for shares in the Company or agreeing to do so.  The Company may also pay on any issue of shares such brokerage as may be lawful.

9                                        Except as required by law or as provided by these Articles, the Company shall not be bound by or recognise any trust upon which a share is held or any interest in a share except the absolute right of the registered holder to the entirety thereof.

10                                 The directors may, if they think fit, recognise a renunciation of the allotment of a share by the allottee in favour of another person at any time before the allottee has been registered as the holder of the share and they may accord to an allottee of a share a right of renunciation on such terms and conditions as they think fit.

VARIATION OF RIGHTS

11                                 Subject to the provisions of the Act, all or any of the rights or privileges attached to any class of shares forming part of the capital for the time being of the Company may be affected, modified, dealt with or abrogated in any manner either with the consent in writing of the holders of three-quarters in nominal value of the issued shares of the class (excluding any shares of that class held as treasury shares) or with the sanction of a special resolution passed at a separate meeting of the members of that class.  To any such separate meeting all the provisions of these Articles as to general meetings shall apply mutatis mutandis, but so that the necessary quorum at any such meeting other than an adjourned meeting shall be two persons holding or representing by proxy at least one-third in nominal value of the issued shares of the class in question (excluding any shares of that class held as treasury shares) and at an adjourned meeting shall be one person holding shares of the class in question (other than shares held as treasury shares) or his proxy, so that any holder of shares of the class in question (other than shares held as treasury shares) present in person or by proxy may demand a poll and so that the members of such class shall on a poll have one vote for each share of the class held by them respectively. The provisions of this Article shall apply to the modification or abrogation of the rights attached to some only of the shares of any class as if each group of shares of the class differently treated formed a separate class the special rights whereof are to be varied.

12                                 The rights attached to any shares having preferred rights in respect of dividend or repayment of capital shall (subject to the terms of allotment of those shares) be deemed to be varied by the allotment of further shares ranking in priority in respect of dividend or repayment of capital but shall not be varied by the allotment of further shares ranking pari passu therewith but in no respect in priority thereto or by the purchase by the Company of any of its own shares.

SUSPENSION OF RIGHTS FOR NON-DISCLOSURE OF INTERESTS

13                                 If at any time the directors are satisfied that any member, or any other person appearing to be interested in shares held by such member, has been duly served with a notice under section 793 of the Act (‘a section 793 notice’) and is in default for the prescribed period in supplying to the Company the information thereby required, or, in purported compliance with such a notice, has made a statement which is false or inadequate in a material particular, then:

(a)                                the directors may, in their absolute discretion at any time thereafter by notice (‘a direction notice’) to such member direct that in respect of the shares in relation to which the default occurred (‘the default shares’, which expression shall include any other shares held by the member and any further shares which are issued in respect of such shares), the member shall not (for so long as the default continues) nor shall any transferee to whom any of such shares are transferred (other than pursuant to an approved transfer or pursuant to Article 13(b)(iv) below) be entitled to attend or vote either personally or by proxy at any general meeting or at any separate meeting of the holders of any class of shares in the Company or to exercise any other right conferred by membership in relation to shareholders’ meetings or any separate meetings of the holders of any class of shares in the Company;

(b)                                where the default shares represent at least 0.25 per cent. of the class of shares concerned, the direction notice may additionally direct that:

(i)                                    except in a liquidation of the Company, no payment shall be made of any sums due from the Company on the default shares, whether in respect of capital or dividend or otherwise and no election may be made to receive ordinary shares instead of dividends in cash, and the Company shall not be liable to pay interest on any such payment when it is finally paid to such member;

(ii)                                 no other distribution shall be made on the default shares;

(iii)                              shares issued in right of shares, any right attaching to which is for the time being suspended pursuant to this Article shall, on issue, become subject to the same suspension of rights as the shares in right of which they are issued.  For this purpose, shares which the Company offers or procures to be offered to shareholders pro rata (or pro rata ignoring fractional entitlements and shares not offered to certain members by reason of legal or practical problems associated with offering shares outside the United Kingdom) shall be treated as shares issued in right of other shares;

(iv)                             no transfer of any of the shares held by such member shall be registered unless: (a) the member is not himself in default as regards supplying the information requested and the transfer (or other requirement of the Uncertificated Securities Regulations or the relevant system) when presented for registration is accompanied by a certificate by the member in such form as the directors may in their absolute discretion require to the effect that after due and careful enquiry the member is satisfied that no person in default as regards supplying such information is interested in any of the shares the subject of the transfer; or (b) the transfer is an approved transfer;

(c)                                 in the case of shares held in uncertificated form, the directors may only exercise their discretion not to register a transfer if permitted to do so by the Uncertificated Securities Regulations but may, to enable the Company to deal with the shares in accordance with the provisions of this Article, require the operator of a relevant system to convert the shares into certificated form;

(d)                                the Company shall send a copy of the direction notice to each other person appearing to be interested in the shares the subject of the notice, but the failure or omission of the Company to do so shall not invalidate any direction notice;

(e)                                 a direction notice shall cease to have effect:

(i)                                    in relation to any shares which are transferred by such member by means of an approved transfer or in accordance with Article 13(b)(iv) above; or

(ii)                                 when the directors are satisfied that such member and any other person appearing to be interested in the shares held by such member, has given to the Company the information required by the relevant section 793 notice;

(f)                                  the directors may at any time give notice cancelling a direction notice; and

(g)                                 the suspension or continued suspension of any right attaching to any share in accordance with this Article shall not give rise to any liability on, or claim or action against, the Company, the directors or any officer of the Company, except in the case of bad faith by the Company, directors or officer as the case may be.

14                                 For the purposes of Article 13:

(a)                                a person shall be treated as appearing to be interested in any shares if the member holding such shares has given to the Company a notification under section 793 of the Act which either: (a) names such person as being so interested; or (b) fails to establish the identities of all those interested in the shares and (after taking into account the said notification and any other relevant section 793 notification) the Company knows or has reasonable cause to believe that the person in question is or may be interested in the shares;

(b)                                the prescribed period is 14 days from the date of service of the relevant section 793 notice;

(c)                                 a transfer of shares is an approved transfer if but only if:

(i)                                    it is a transfer of shares to an offeror by way or in pursuance of acceptance of a take-over bid (as defined in section 971 of the Act);

(ii)                                 the directors are satisfied that the transfer is made pursuant to a sale of the whole of the beneficial ownership of the shares the subject of the transfer to a party unconnected with the member and with other persons appearing to be interested in such shares; or

(iii)                              the transfer results from a sale made through a recognised investment exchange or any other stock exchange outside the United Kingdom on which the Company’s shares are normally traded.

Nothing contained in Article 13 shall limit the power of the Company under section 794 of the Act.

SHARE CERTIFICATES

15                                 Subject to the provisions of the Act and these Articles, the Company shall issue to every holder of shares, within the time allowed by the Act and without payment, a certificate for the shares of each class held by him and, upon a transfer of part of those shares, a certificate for the shares retained by him.  Every certificate shall be executed by the Company in such manner as the directors may decide (which may include under the seal and/or manual or facsimile signatures by one or more directors) and shall specify the number, class and distinguishing numbers (if any) of the shares to which it relates and the amount paid up thereon.

16                                 The following further provisions shall apply in respect of certificates for shares in the Company:

(a)                                delivery of a certificate to one of several joint holders shall be sufficient delivery to all the holders and the Company shall not be bound to issue more than one certificate for those shares;

(b)                                a member may, without charge, surrender for cancellation the certificate or certificates for the shares held by him in return for the issue in lieu of several certificates, each for such part of his holding as he may request, or a single certificate for the whole of his holding;

(c)                                 notwithstanding anything contained in these Articles, the Company shall not be bound to issue a certificate:

(i)                                    representing shares of more than one class or more than one certificate for any one share, whether or not held jointly by several persons; or

(ii)                                 for shares held by a recognised clearing house or a nominee of a recognised clearing house or of a recognised investment exchange in respect of which the Company is not required by law to complete and have ready for delivery a certificate;

(d)                                if a share certificate is worn out or defaced or is alleged to have been stolen, destroyed or lost, it may be renewed in the case of wearing out or defacement, on surrender of the old certificate or, in the case of allegation of theft, destruction or loss, on such terms as to evidence, indemnity and the payment of the Company’s incidental expenses as the directors may require;

(e)                                 in the case of shares held jointly by several persons any request referred to in this Article may be made by any one of the joint holders; and

(f)                                  the Company shall not be bound to register more than four persons as the joint holders of a share, except in the case of executors or trustees of a deceased member.

17                                 Articles 15 and 16 shall not apply in relation to:

(a)                                uncertificated shares;

(b)                                shares in respect of which a share warrant has been issued; and/or

(c)                                 shares in respect of which the Company is not required by law to issue a certificate.

18                                 Pursuant and subject to the Uncertificated Securities Regulations and compliance with the rules of any relevant system:

(a)                                the directors may make arrangements for a class of shares (if all shares of that class are in all respects identical) to become a participating class and permit title to shares of a participating class to be evidenced otherwise than by a certificate and transferred by means of a relevant system;

(b)                                the directors may at any time determine that title to any class of shares may from a date specified by the directors no longer be evidenced otherwise than by a certificate or that title to such a class shall cease to be transferred by means of any particular relevant system;

(c)                                 shares of a class which at the relevant time is a participating class may be changed from uncertificated to certificated form, and from certificated to uncertificated form;

(d)                                unless the directors otherwise determine, any shares issued or created out of or in respect of any uncertificated shares shall be uncertificated shares and any shares issued or created out of or in respect of any certificated shares shall be certificated shares;

(e)                                 for the avoidance of doubt, shares which are uncertificated shares shall not be treated as forming a class which is separate from certificated shares with the same rights;

(f)                                  certificated and uncertificated shares held by the same shareholder may be treated as separate shareholdings for the purposes of a consolidation or division of any of the Company’s share capital; and

(g)                                 no provision of these Articles shall apply or have effect to the extent that it is inconsistent with such holding or transfer as is referred to above or with any provision of the Uncertificated Securities Regulations.

SHARE WARRANTS

19                                 The Company may issue share warrants in accordance with the provisions of the Act.  The directors may prescribe, and from time to time vary, the conditions on which share warrants shall be issued and held, and every bearer of a share warrant shall be subject to the conditions for the time being in force, whether made before or after the issue of the warrant.

CALLS ON SHARES

20                                 The directors may (subject to the terms of allotment of the shares) make calls upon the members in respect of any monies unpaid on their shares (whether in respect of nominal value or premium) by giving at least fourteen clear days’ notice specifying when and where payment is to be made.  Each member shall pay the amount called on his shares at the time and place specified in the notice.  A call may be made payable by instalments, may be wholly or partly revoked or postponed as the directors may determine, and shall be deemed to have been made at the time when the resolution of the directors authorising the call was passed. A person upon whom a call is made shall remain liable for the call made upon him notwithstanding the subsequent transfer of the shares in respect whereof the call was made. The joint holders of a share shall be jointly and severally liable to pay all calls on the share.

21                                 If a call or any instalment of a call on a share remains unpaid after the time fixed for payment, the person from whom it is due shall pay interest on the amount unpaid from the day fixed for payment to the day of actual payment at the rate fixed by the terms of allotment of the share or, if no rate is fixed, at such rate, not exceeding 15 per cent. per annum or, if higher the appropriate rate (as defined by the Act), as the directors may think fit. Such person shall also pay all costs, charges and expenses incurred by the Company by reason of such non-payment. The directors may waive payment of the whole or any part of the interest, costs, charges and expenses.

22                                 Any sum payable in respect of a share on allotment or on any fixed date, whether in respect of the nominal amount or premium or as an instalment of a call, shall be deemed to be a call and, if it remains unpaid after the date fixed for payment, the provisions of these Articles shall apply as if that sum had become payable by virtue of a call duly made and notified.

23                                 The directors may, on the issue of shares, differentiate between the holders as to the amounts and times of payment of calls on their shares.

24                                 The directors may, if they think fit, accept from a member any amount uncalled and unpaid on any share held by him and such payment in advance of a call shall extinguish pro tanto the liability upon the shares in respect of which it is made, and the Company may, until the amount would (but for the advance) have become presently payable, pay interest on the amount so advanced at such rate, not exceeding 15 per cent. per annum or, if higher, the appropriate rate (as defined in the Act), as may be agreed between the member and the directors. Payment in advance of a call shall not entitle the member making payment to participate in respect of the advance in any dividend declared before the amount would (but for the advance) have become presently payable.

LIEN AND FORFEITURE OF SHARES

25                                 The Company shall have a first and paramount lien on every share (not being a fully paid share) for all monies (whether presently payable or not) payable at a fixed time or called in respect of that share.  The Company’s lien on a share shall extend to all dividends payable on it.  The directors may wholly or partly exempt any share from the provisions of this Article upon such terms as they think fit.

26                                 If any monies called or payable at a fixed time on a share shall remain unpaid after the time fixed for payment or if any monies for which the Company has a lien on a share shall be presently payable, the directors may give to the holder or other person entitled to the share notice:

(a)                                demanding payment of the amount unpaid, together with any accrued interest thereon and any costs, charges and expenses incurred by the Company by reason of such non-payment, on or before such date (being not earlier than fourteen clear days after the notice was given) and at such place as the notice shall specify; and

(b)                                stating that, if the notice is not complied with, the shares in question will be liable to be forfeited or sold, as the case may require.

27                                 If the notice is not complied with, the directors may, while any of the monies demanded by it remain unpaid:

(a)                                forfeit any share on which any of the monies were called, together with any dividend declared thereon but not paid before forfeiture; or

(b)                                sell any share on which the Company has a lien for any of the monies on such terms and in such manner as they think fit.

28                                 Subject to the provisions of the Act, a forfeited share may be sold, re-allotted or otherwise disposed of, either to the person who was before the forfeiture the holder thereof or entitled thereto or to any other person, upon such terms and in such manner as the directors think fit, and whether with or without all or any part of the amount previously paid on the share being credited as paid.  The provisions of Article 43 shall apply to any such sale, re-allotment or other disposal.  The directors may, at any time before the sale, re-allotment or disposal, revoke the forfeiture on such terms as they think fit.

29                                 A person whose share has been forfeited shall cease to be a member in respect of the forfeited share and shall in respect of shares held in certificated form, surrender to the Company for cancellation the certificate for such shares but shall nevertheless remain liable to pay to the Company, without any deduction or allowance for the value of the share at the time of forfeiture, all calls made and not paid on the share at the time of forfeiture, together with all interest accrued thereon at 15 per cent. per annum (or such lower rate as the directors may determine) from the date of forfeiture to the date of payment but the directors may in their absolute discretion waive payment (whether of the amount called or of such interest) in whole or in part.

30                                 The proceeds of sale of a share sold to satisfy a lien of the Company shall be applied, after payment of the costs of sale, in or towards payment of the monies presently payable to the Company for which the lien existed, and any residue shall, upon surrender to the Company for cancellation of the certificate for the shares sold in the case of shares held in certificated form (subject to a like lien thereon in respect of any monies not presently payable) be paid to the holder of or other person entitled to the share immediately before the sale.

31                                 The directors may accept the surrender of any share which they are in a position to forfeit upon such terms and conditions as may be agreed and, subject to any such terms and conditions, a surrendered share shall be treated as if it had been forfeited.

32                                 The forfeiture of a share shall involve the extinction at the time of forfeiture of all interest in and all claims and demands against the Company in respect of the share and all other rights and liabilities incidental to the share as between the person whose share is forfeited and the Company, except only such of those rights and liabilities as are by these Articles expressly stated, or as are by the Act given or imposed in the case of past members.

TRANSFER OF SHARES

33                                 All transfers of shares held in certificated form shall be in writing in any usual form or in any other form approved by the directors and shall be signed by or on behalf of the transferor and, in the case of a share which is not fully paid, by or on behalf of the transferee.

34                                 Title to shares held in uncertificated form may be transferred by means of the relevant system in the manner provided for, and subject as provided in, the Uncertificated Securities Regulations and the rules of the relevant system.

35                                 The directors may, in the case of shares in certificated form, in their absolute discretion, refuse to register any transfer of any share which is not fully paid (provided that where any such shares are traded via a recognised clearing house or recognised investment exchange, the refusal does not prevent dealings in the shares taking place on an open and proper basis).

36                                 The directors may also refuse to register any transfer of shares in certificated form unless the instrument of transfer:

(a)                                is lodged (duly stamped if required) at the office or such other place as the directors may appoint, accompanied by the certificate for the shares to which it relates (unless a certificate has not been issued) and such other evidence as the directors may reasonably require to show the right of the transferor to make the transfer; and

(b)                                is in respect of only one class of shares.

37                                 The directors may also refuse to register a transfer of any share held in certificated form (whether fully paid or not):

(a)                                to an entity which is not a natural or legal person;

(b)                                to a minor; or

(c)                                 to be held jointly by more than four persons.

38                                 The directors may refuse to register a transfer of any share in uncertificated form in the circumstances set out in the Uncertificated Securities Regulations and if the transfer is in favour of more than four joint holders.

39                                 If the directors refuse to register a transfer of shares they shall send to the transferee notice of the refusal and the reasons for such refusal within two months after the date on which, in respect of shares in certificated form, the transfer was deposited with the registrars for the time being of the Company or, in respect of shares in uncertificated form to a person who is to hold them thereafter in certificated form, the date on which the Operator’s instruction was received by or on behalf of the Company.

40                                 No fee shall be charged by the Company for the registration of any instrument of transfer or other document relating to or affecting the title to any share.

41                                 Subject to the Uncertificated Securities Regulations, the registration of transfers of shares or any class of shares may be suspended at such times and for such periods (not exceeding thirty days in any year) as the directors may determine.

42                                 All instruments of transfer which are registered shall be retained by the Company, but any instrument of transfer which the directors refuse to register shall (except in the case of fraud) be returned to the person by whom it was lodged for registration.

43                                 If the directors exercise any power given to them by these Articles to sell, re-allot or otherwise dispose of a share including, without limitation, the powers of sale conferred on them by Articles 28 and 158:

(a)                                the directors may, in the case of a share held in certificated form, authorise any person to execute an instrument of transfer of the share to, or in accordance with the directions of, the person to whom it is disposed of; and in the case of a share held in uncertificated form, the directors may, to enable the Company to deal with the share in accordance with the provisions of the

Articles, require the operator of a relevant system to convert the share into certificated form and after such conversion may authorise any person to execute an instrument of transfer and to take such other steps (including the giving of directions to or on behalf of the holder, who shall be bound by them) as they think fit to effect the transfer;

(b)                                the person to whom the share is transferred or re-allotted shall be registered as the holder of the share and shall not be bound to see to the application of the consideration (if any) for its disposal and his title to the share shall not be affected by any irregularity in or invalidity of the proceedings relating to the disposal; and

(c)                                 a statutory declaration by a director or the secretary of the Company that the share has been sold, re-allotted or otherwise disposed of on a specified date in accordance with the provisions of these Articles shall be conclusive evidence of the facts stated in the declaration against any person claiming to be entitled to the share.

TRANSMISSION OF SHARES

44                                 Upon the death of a member the survivor or survivors, where the deceased was a joint holder of shares, and his legal personal representatives, where he was a sole or only surviving holder of shares, shall be the only persons recognised by the Company as having any title to his interest in those shares; but the estate of a deceased holder shall remain liable in respect of any share held solely or jointly by him.

45                                 A person becoming entitled to a share in consequence of the death or bankruptcy of a member may, upon producing such evidence of title as may be required by the directors, elect either to be registered himself as the holder of the share by giving to the Company notice signed by him that he so elects, or to have some other person registered as the holder of the share by executing an instrument of transfer of the share to that person.  All the provisions of these Articles relating to the transfer of shares shall apply to the notice or the instrument of transfer as if it were an instrument of transfer executed or made by the member and his death or bankruptcy had not occurred.

46                                 The directors may at any time give notice requiring a person becoming entitled to a share in consequence of the death or bankruptcy of a member to elect either to be registered himself or to transfer the share and if the notice is not complied with within 60 days of the date of such notice, the directors may thereafter withhold payment of all dividends or other monies payable in respect of the share until the requirements of the notice have been complied with.

47                                 A person becoming entitled to a share in consequence of the death or bankruptcy of a member shall, upon producing such evidence of title as may be required by the directors and, subject to the provisions of Article 46, have the rights to which he would be entitled if he were the registered holder of the share, except that, before being registered as the holder of the share, he shall not be entitled in respect of it to exercise any right conferred by membership in relation to meetings of the Company or any separate meeting of the holders of any class of shares in the Company.

ALTERATION OF CAPITAL

48                                 The Company may by ordinary resolution:

(a)                                increase its share capital by such sum, divided into shares of such amount, as the resolution prescribes;

(b)                                consolidate and divide all or any of its share capital into shares of larger amount than its existing shares;

(c)                                 subject to the provisions of the Act, subdivide all or any of its shares into shares of a smaller amount; and

(d)                                cancel any shares which, at the date of the passing of the resolution, have not been taken or agreed to be taken by any person and diminish the amount of its share capital by the amount of the shares so cancelled;

and, subject to the provisions of the Act, may by special resolution reduce its share capital, capital redemption reserve, share premium account or other undistributable reserve in any manner.

49                                 If on a consolidation or sub-division of shares any members would become entitled to fractions of shares, the directors may settle the matter as they see fit and in particular they may sell the shares representing the fractions to any person, including the Company, and shall distribute, in due proportions, the proceeds of sale (after deduction of the costs of sale) among those members save that, where the aggregate amount due to any member as a result of such sale is less than £2.50, such amount may be retained by the Company for its own benefit, and the directors may authorise some person to transfer the shares to, or in accordance with the directions of, the purchaser. So far as the Act and the Uncertificated Securities Regulations may allow, the directors may cause any shares arising on consolidation or subdivision and representing fractional entitlements to be issued in certificated form where this is desirable to facilitate the sale thereof.

50                                 The resolution by which any share is sub-divided may determine that, as between the shares resulting from the sub-division, any share may have such preferred, deferred or other rights or be subject to such restrictions as compared to the other as the Company has power to attach to unissued or new shares.

51                                 All new shares shall be subject to the provisions of these Articles and, unless otherwise provided by these Articles, by the resolution creating the new shares or by the conditions of issue, the new shares shall be unclassified shares.

GENERAL MEETINGS

52                                 The directors may call general meetings whenever they think fit. The directors shall:

(a)                                call an annual general meeting; and

(b)                                on a requisition of members pursuant to the provisions of the Act, call a general meeting;

in accordance with the provisions of the Act.  If there are not within the United Kingdom sufficient directors to call a general meeting, any one director or any two members (other than a member holding treasury shares) may call a general meeting.

NOTICE OF GENERAL MEETINGS

53                                 An annual general meeting shall be called by at least twenty-one clear days’ notice and all other general meetings shall be called by at least fourteen clear days’ notice but a general meeting may be called by shorter notice if it is so agreed:

(a)                                in the case of an annual general meeting, by all the members entitled to attend and vote thereat; and

(b)                                in the case of any other meeting by a majority in number of the members having a right to attend and vote being a majority together holding not less than ninety-five per cent. in nominal value of the shares giving that right.

Every notice shall specify the date, time and place of the meeting and the general nature of the business to be transacted and, in the case of an annual general meeting, shall specify the meeting as such. There shall appear with reasonable prominence in every notice of general meeting a statement that a member entitled to attend and vote is entitled to appoint a proxy or proxies to attend and vote instead of him and that a proxy need not be a member of the Company.

Subject to the provisions of these Articles and to any restrictions imposed on any shares, the notice shall be given to all the members and to the directors and auditors of the Company.

54                                 The accidental omission to give notice of a meeting to, or the non-receipt of notice of a meeting by, any person entitled to receive notice shall not invalidate the proceedings at the meeting.  Any member present at a meeting, whether in person or by proxy or as a duly authorised representative of a corporation, shall be deemed to have received notice of the meeting.

PROCEEDINGS AT GENERAL MEETINGS

55                                 The directors may put in place arrangements, both before and during any general meeting, which they consider to be appropriate for the proper and orderly conduct of the general meeting and the safety of people attending it. This authority includes power to refuse entry to, or remove from meetings, people who fail to comply with the arrangements.  If the directors consider that it is impracticable or undesirable to hold a general meeting on the date or at the time and place stated in the notice calling the meeting, they can move or postpone the meeting by a notice announcing the date, time and place of the rearranged meeting on the same day in at least two leading daily newspapers having national circulation (of which at least one is published in London) and the notice shall be deemed to have been duly served on all members entitled to it at noon on the day on which the advertisement appears. The directors shall take reasonable steps to ensure that any shareholder trying to attend the meeting at the original time and place is informed of the new arrangements. If a meeting is rearranged in this way, appointments of proxy are valid if they are received as required by these Articles not less than 48 hours before the time of the rearranged meeting.

56                                 No business shall be transacted at any general meeting unless a quorum is present, but the absence of a quorum shall not preclude the choice or appointment of a chairman, which shall not be treated as part of the business of the meeting.  Except as otherwise provided in these Articles, two persons entitled to vote at the meeting, each being a qualifying person, shall be a quorum, unless both such qualifying persons are:

(a)                                representatives of the same corporation; or

(b)                                proxies of the same member.

For the purposes of this Article ‘qualifying person’ means an individual who is a member of the Company, a person authorised to act as the representative of a corporation in relation to the meeting or a person appointed as a proxy of a member in relation to the meeting.

57                                 If a quorum is not present within fifteen minutes from the time appointed for the meeting (or such longer period as the chairman of the meeting may allow) or if during the meeting a quorum ceases to be present, the meeting, if convened on the requisition of members, shall be dissolved and, in any other case, shall stand adjourned to the same day in the next week at the same time and place, or to such day (being not less than 10 nor more than 28 days later), time and place as the chairman may determine.  If at the adjourned meeting a quorum is not present within fifteen minutes after the time appointed for the meeting, any two persons entitled to be counted in a quorum at the meeting shall be a quorum.

58                                 The chairman of the board of directors or, in his absence or if there be no such chairman, a director nominated by the directors shall preside as chairman at every general meeting; but if neither such chairman nor such a director is present within five minutes after the time appointed for the meeting or is not willing to preside, the directors present shall elect one of their number to be chairman or, if there is only one director present who is willing to preside, he shall be chairman.  If no director who is willing to preside is present within five minutes after the time appointed for the meeting, the members present and entitled to vote shall elect one of their number to be chairman.

59                                 The chairman of the meeting can take any action he considers appropriate, including adjourning the meeting, for the proper and orderly conduct at the general meeting. The chairman’s decision on points of order, matters of procedure or matters that arise incidentally from the business of a meeting is final, as is the chairman’s decision on whether a point or matter is of this nature. The chairman of the meeting may, with the consent of any meeting at which a quorum is present, and shall, if so directed by the meeting, adjourn the meeting from time to time and from place to place.  No business shall be transacted at an adjourned meeting except business which might properly have been transacted at the meeting from which the adjournment took place.  In addition, the chairman may adjourn the meeting to another time and place without such consent if it appears to him that it is undesirable to hold or continue that meeting because of the number of members wishing to attend who are not present.

60                                 If a meeting is adjourned for fourteen days or more, at least seven clear days’ notice specifying the time and place of the adjourned meeting and the general nature of the business to be transacted shall be given.  Otherwise notice of an adjourned meeting need not be given.

61                                 A director may, notwithstanding that he is not a member, attend and speak at any general meeting and at any separate meeting of the holders of any class of shares in the Company.

62                                 If an amendment proposed to a resolution shall be allowed or ruled out of order by the chairman of the meeting in good faith, any error in the ruling shall not invalidate the proceedings on the substantive resolution.  With the consent of the chairman of the meeting, an amendment may be withdrawn by its proposer before it is voted on.  An amendment to a special resolution (except an amendment to correct a patent clerical error) shall not be allowed.  Except with the consent of the chairman of the meeting, no amendment to a resolution may be proposed unless, at least 48 hours prior to the time appointed for holding the meeting or adjourned meeting at which the resolution is to be proposed, notice of the terms of the amendment and intention to move the same has been sent to the Company at the office or an address notified by the Company for the purpose of receiving electronic communications.

63                                 A resolution put to the vote of a general meeting shall be decided on a show of hands unless, before or on the declaration of the result of the show of hands, a poll is demanded by:

(a)                                the chairman of the meeting; or

(b)                                at least two members present in person or by proxy having the right to vote at the meeting; or

(c)                                 a member or members present in person or by proxy representing not less than one-tenth of the total voting rights of all the members having the right to vote at the meeting (excluding any voting rights attached to shares which are held as treasury shares); or

(d)                                a member or members present in person or by proxy holding shares conferring a right to vote on the resolution, being shares on which an aggregate sum has been paid up equal to not less than one-tenth of the total sum paid up on all the shares conferring that right (excluding shares conferring a right to vote on the resolution which are held as treasury shares);

and a demand by a person as proxy for a member shall be as a demand by the member.

64                                 Unless a poll is duly demanded and not withdrawn a declaration by the chairman of the meeting that a resolution has been carried, carried unanimously or by a particular majority or lost or not carried by a particular majority and an entry to that effect in the minutes of the meeting shall be conclusive evidence of the fact without proof of the number or proportion of the votes recorded in favour of or against the resolution.

65                                 A poll demanded on the election of a chairman of the meeting or on the question of an adjournment shall be taken forthwith.  A poll demanded on any other question shall be taken either immediately or at such time (being not more than thirty days after the poll was demanded) and place as the chairman of the meeting directs.  The demand for a poll shall not prevent the continuance of a meeting for the transaction of any business other than that on which the poll has been demanded.

66                                 A poll shall be taken in such manner as may be directed by the chairman of the meeting, who may (and if so directed by the meeting shall) appoint scrutineers (who need not be members) and fix a time and place for declaring the result of the poll.  The result of the poll shall be deemed to be the resolution of the meeting at which the poll was demanded. On a poll votes may be given either personally or by proxy and a person entitled to more than one vote need not use all his votes or cast all the votes he uses in the same way.

67                                 The demand for a poll may be withdrawn before the poll is taken only with the consent of the chairman of the meeting.  If the demand is so withdrawn, the meeting shall continue as if it had not been made and its withdrawal shall not invalidate the result of a show of hands declared before the demand was made.

68                                 If a poll is not taken immediately and if the time and place at which it is to be taken are not announced at the meeting at which it was demanded, seven clear days’ notice of the time and place shall be given.  Otherwise notice of a poll need not be given.

VOTES OF MEMBERS

69                                 Subject to the provisions of the Act, these Articles and any rights or restrictions attached to any shares, on a show of hands every member who (being an individual) is present in person or (being a corporation) is present by a duly authorised representative shall have one vote and every proxy appointed by a member who is present shall have one vote. A proxy shall not have more than one vote on a show of hands even if he is also a member or is a proxy for more than one member.  On a poll every member who is present in person or by proxy shall have one vote for every share of which he is the holder.

70                                 If two or more joint holders of a share tender a vote in respect of the same share (whether in person or by proxy), the vote so tendered by the first named of those holders in the register of members in respect of the share shall be accepted to the exclusion of any other vote so tendered.

71                                 If an order has been made by a court of competent jurisdiction or official having jurisdiction (whether in the United Kingdom or elsewhere) for the appointment of a receiver or other person to exercise powers with respect to the property or affairs of a member on the ground (however formulated) of mental disorder, the receiver or other person may on behalf of that member exercise the right of voting (in person or by proxy) at a general meeting.  Such evidence of the appointment as the directors may require shall be deposited at the place specified for the deposit of instruments of proxy for use at the meeting not less than forty-eight hours before the time appointed for the meeting or adjourned meeting at which the right to vote is to be exercised, and in default the right to vote shall not be exercisable.

72                                 Unless the directors otherwise determine, a member shall not be entitled to vote (either in person or by proxy) at any general meeting of the Company or at any separate meeting of the holders of any class of shares in the Company or to exercise any other right conferred by membership in relation to shareholders’ meetings or any separate meetings of the holders of any class of shares in the Company in respect of any share held by him unless all sums presently payable by him in respect of that share have been paid.

73                                 No objection shall be raised to the qualification of any voter except at the meeting or adjourned meeting at which the vote in dispute is tendered, and every vote not disallowed at the meeting shall be valid.  Any objection made in due time shall be referred to the chairman of the meeting, whose decision shall be final and conclusive.

74                                 The appointment of a proxy shall be in any usual form or in any other form approved by the directors, and shall be executed by the appointor or his duly authorised agent or, if the appointor is a corporation, either under its common seal or by an officer or its duly authorised agent. A proxy need not be a member of the Company. The appointment of a proxy shall be deemed to include the right to demand or join in demanding a poll but shall not confer any further right to speak at the meeting, except with the permission of the chairman of the meeting. A member can appoint more than one proxy to attend at the same meeting. If a member appoints more than one proxy, he shall specify the number of shares in respect of which each proxy is entitled to exercise the related votes and shall ensure that no proxy is appointed to exercise the votes which any other proxy has been appointed by that member to exercise.

75                                 To be valid, the appointment of a proxy and the authority (if any) under which it is executed, or a copy of the authority certified in accordance with the Powers of Attorney Act 1971 or in another way approved by the directors shall:

(a)                                in the case of an instrument in writing, be deposited at the office or at such other place in the United Kingdom as is specified in the notice convening the meeting or in any document accompanying such notice; or

(b)                                in the case of an appointment in electronic form, where an address has been specified for the purpose of receiving documents or information in that form in the notice convening the meeting, or in the instrument of proxy sent out by the company in relation to the meeting, or in any invitation to appoint a proxy in relation to the meeting sent by the company by electronic means, be received at such address;

not less than 48 hours before the time appointed for the meeting or adjourned meeting or, in the case of a poll taken more than 48 hours after it was demanded, 24 hours before the time appointed for taking the poll at which it is to be used or, in the case of a poll taken not more than 48 hours after it was demanded, before the time at which it was demanded.

Unless the contrary is stated in the appointment of a proxy, it shall be valid also for any adjournment of the meeting to which it relates.  Delivery or receipt of an appointment of a proxy shall not preclude a member from attending or voting at the meeting or poll concerned.

If more than one valid proxy form is received in respect of the same share for use at the same meeting or poll, the one which is received last (regardless of its date of the date on which it is signed) will be treated as the valid form. If it is not possible to determine the order of receipt, none of the forms will be treated as valid.

76                                 A vote cast or a poll demanded by a proxy or by the authorised representative of a corporation shall not be invalidated by the previous termination of his authority unless notice of the termination has been received by the Company at the office or at the place specified for the deposit of instruments of proxy for use at the meeting or, where the appointment of the proxy was in electronic form, at the address at which such appointment was duly received, not less than three hours before the time appointed for the meeting or adjourned meeting at which the vote is cast or the poll demanded or (in the case of a vote cast at a poll not taken on the day it was demanded) three hours before the time appointed for taking the poll.

NUMBER OF DIRECTORS

77                                 Unless otherwise determined by the Company by ordinary resolution, the number of directors (exclusive of alternate directors) shall be not less than two nor more than ten.

APPOINTMENT AND RETIREMENT OF DIRECTORS

78                                 At each annual general meeting of the Company one-third of the directors subject to retirement by rotation or, if their number is not three or a multiple of three, then the number nearest to one-third shall retire from office by rotation provided that if there is only one director who is subject to retirement by rotation, he shall retire.

79                                 A director who would not otherwise be required to retire at an annual general meeting shall retire if he has been in office, other than as a director holding an executive position, for a continuous period of nine years or more at the date of the meeting. A director who retires in this way shall be eligible for reappointment but shall not be taken into account when determining which and how many directors should retire by rotation.

80                                 If, at any meeting at which a director retires by rotation, the Company does not fill the vacancy, the retiring director, if willing to act, shall be deemed to be reappointed, unless at the meeting it is resolved not to fill the vacancy or a resolution for the reappointment of the director is put to the meeting and lost.

81                                 No person other than a director retiring at the meeting shall be appointed a director at any general meeting unless:

(a)                                he is recommended by the directors for appointment; or

(b)                                not less than fourteen and not more than thirty-five clear days before the date appointed for the meeting, notice executed by a member qualified to vote at the meeting of the intention to propose that person for appointment or reappointment stating the particulars which would be required to be entered in the Company’s register of directors if he were so appointed or reappointed, together with notice executed by that person indicating his willingness to be appointed or reappointed, have been deposited at the office or, where the notices are in electronic form, have been duly received at such address as the Company may for the time being have notified for that purpose.

82                                 Not less than seven nor more than twenty-eight clear days before the date appointed for holding a general meeting, notice shall be given to all who are entitled to receive notice of the meeting of any person (other than a director retiring by rotation at the meeting) who is recommended by the directors for appointment or reappointment as a director at the meeting or in respect of whom notice has been duly given to the Company of the intention to propose him at the meeting for appointment or reappointment as a director. The notice shall give the particulars of that person which would, if he were so appointed or reappointed, be required to be included in the Company’s register of directors.

83                                 A person willing to act may be appointed a director, either to fill a casual vacancy or as an additional director, by the Company by ordinary resolution (subject to the provisions of Articles 81 and 82) or by the directors, provided that the total number of directors shall not exceed the maximum number fixed by or in accordance with these Articles.  A director so appointed by the directors shall retire at the next annual general meeting, and he shall not be taken into account in determining the directors to retire by rotation at the meeting.

84                                 A director who retires at a general meeting shall be eligible for reappointment.  If he is not reappointed or deemed to be reappointed, he shall hold office as a director until the meeting appoints someone in his place or, if it does not do so, until the end of the meeting.

85                                 The office of a director shall be vacated and he shall cease to be a member of any committee or sub-committee of the directors if:

(a)                                a bankruptcy order is made against him or he makes a voluntary arrangement with his creditors (within the meaning of the Insolvency Act 1986);

(b)                                by reason of his mental health, a court makes an order which wholly or partly prevents him from personally exercising any powers or rights which he would otherwise have;

(c)                                 he is prohibited by law from being a director;

(d)                                he resigns his office by notice to the Company;

(e)                                 being a director holding an executive office, he ceases for any reason to hold such office; or

(f)                                  he ceases to be a director by virtue of the Act or is removed from office pursuant to these Articles.

86                                 In accordance with and subject to the provisions of the Act, the Company may by ordinary resolution remove any director before the expiry of his period of office (without prejudice to any claim for breach of contract between him and the Company) and, by ordinary resolution, appoint another person in place of a director so removed from office and any person so appointed shall be treated for the purpose of determining the time at which he or any other director is to retire by rotation as if he had become a director on the day on which the director in whose place he is appointed was last elected a director.  In default of such appointment the vacancy arising upon the removal of a director from office may be filled as a casual vacancy.

87                                 A director shall not be required to hold any shares of the Company by way of qualification.

ALTERNATE DIRECTORS

88                                 A director (other than an alternate director) may appoint any other director, or any other person approved by a resolution of the directors and willing to act, to be his alternate director and may remove from office an alternate director so appointed by him.  The appointment of an alternate director shall cease:

(a)                                if the director appointing him ceases to be a director, unless in the case of retirement at an annual general meeting he is reappointed or deemed to be reappointed at the meeting;

(b)                                on the happening of any event which, if he were a director, would cause him to vacate his office as director; or

(c)                                 if he resigns his office by notice to the Company.

89                                 Every alternate director shall be entitled to receive notice of all meetings of the directors and of all meetings of any committee of the directors of which his appointor is a member and to attend and vote at any such meeting at which the director appointing him is not personally present and generally to perform all the functions of a director in the absence of the director appointing him. An alternate director’s signature to any written resolution of the directors is as effective as the signature of his appointor, unless the notice of his appointment provides to the contrary.

90                                 A director or any other person may act as alternate director to represent more than one director, and an alternate director shall be entitled at meetings of the directors or any committee of the directors to one vote for every director whom he represents (and who is not present) in addition to his own vote (if any) as a director, but he shall count as only one for the purpose of determining whether a quorum is present.

91                                 An alternate director may be repaid by the Company such expenses as might properly have been repaid to him if he had been a director but shall not in respect of his services as an alternate director be entitled to receive any remuneration from the Company except such part (if any) of the remuneration otherwise payable to his appointor as such appointor may by notice to the Company from time to time direct.  Subject to the foregoing an alternate director shall be entitled to contract and be interested in and benefit from contracts or arrangements or transactions and to be indemnified by the Company to the same extent as if he were a director.

92                                 Save as otherwise provided in these Articles, an alternate director shall be deemed for all purposes to be a director, alone responsible for his own acts and defaults, and not the agent of the director appointing him.

93                                 Any appointment or removal of an alternate director shall be made by notice to the Company executed by the director making it and deposited at the office, or in any other manner approved by the directors.

EXECUTIVE DIRECTORS

94                                 The directors may, subject to the provisions of the Act, appoint one or more of their number to any executive office of the Company for such period and otherwise on such terms as they think fit and the directors may entrust to and confer upon any director holding any executive office any of the powers exercisable by them as directors upon such terms and conditions and with such restrictions as they think fit, and either collaterally with or to the exclusion of the directors’ own powers, and may from time to time terminate or vary such appointment and revoke, withdraw, alter or vary all or any of such powers. The directors shall determine the remuneration to be paid to a director appointed to an executive office (whether as salary, commission, profit share or in any other form) and whether this is in addition to or in place of his fees as a director.

95                                 The appointment of a director to an executive office shall terminate if he ceases to be a director, but without prejudice to any claim for breach of contract between him and the Company.

DIRECTORS’ BENEFITS

96                                 The ordinary remuneration of the directors (other than any executive directors appointed under the Articles) shall be such amount as the directors shall from time to time determine except that such remuneration shall not exceed £500,000 per annum in aggregate or such higher amount as may from time to time be determined by ordinary resolution of the Company and shall be divisible among the directors as they may agree, or, failing agreement, equally.  The directors’ remuneration shall accrue from day to day so that if a director holds office for part only of the period in respect of which such remuneration is payable his entitlement shall reduce proportionally.

97                                 A director shall be entitled to be paid all travelling, hotel and other expenses properly incurred by him in connection with the discharge of his duties as a director.

98                                 A director who holds an executive office or who serves on any committee or who otherwise performs services which, in the opinion of the directors or any committee of the directors, are outside the scope of the ordinary duties of a director may be paid such extra remuneration, whether by way of salary, commission, participation in profits or otherwise, as the directors or any committee of the directors may think fit.

99                                 The directors may pay, or agree to pay, gratuities, pensions and other retirement, superannuation, death or disability benefits to any director or former director, to his spouse or former spouse and to any of his dependants and may (as well before as after he ceases to hold such office) contribute to any scheme or fund and pay premiums for the purchase or provision of any such benefits.

100                          The directors shall have the power to purchase and maintain insurance for or for the benefit of any persons who are or were at any time directors, officers or employees of the Company, or of any other company which is its holding company or in which the Company or such holding company has any interest whether direct or indirect or which is in any way allied to or associated with the Company, or of any subsidiary undertaking of the Company or any such other company, or who are or were at any time trustees of any pension fund or employees’ share scheme in which employees of the Company or any such other company or subsidiary undertaking are interested, including (without prejudice to the generality of the foregoing) insurance against any liability incurred by such persons in respect of any act or omission in the actual or purported execution or discharge of their duties or in the exercise or purported exercise of their powers or otherwise in relation to their duties, powers or offices in relation to the Company or any such other company, subsidiary or pension fund or employees’ share scheme.

No director or former director shall be accountable to the Company or the members for any benefit provided pursuant to this Article and the receipt of any such benefit shall not constitute a breach of a director’s duty under section 176 of the Act or disqualify any person from being or becoming a director of the Company.

DIRECTORS’ INTERESTS

101                          Subject to the provisions of the Act, and provided that he has disclosed to the directors the nature and extent of any interest of his, a director notwithstanding his office:

(a)                                may be a party to, or otherwise interested in, any transaction or arrangement with the company or in which the company is otherwise interested;

(b)                                may act by himself or his firm in a professional capacity for the Company (otherwise than as auditor) and he or his firm shall be entitled to remuneration for professional services as if he were not a director; and

(c)                                 may be a director or other officer of, or employed by, or a party to any transaction or arrangement with, or otherwise interested in, any body corporate promoted by the company or in which the company is otherwise interested, and shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any such office or employment or from any such transaction or arrangement or from any interest in any such body corporate, nor shall the receipt of any such benefit constitute a breach of his duty under Section 176 of the Act, and no such transaction shall be liable to be avoided on the ground of any such interest or benefit.

102                          For the purposes of Article 101:

(a)                                a disclosure may be made at a meeting of the board, by notice in writing or by general notice or otherwise in accordance with the Act;

(b)                                a general notice given to the directors that a director is to be regarded as having an interest of the nature and extent specified in the notice in any transaction or arrangement in which a specified person or class of persons is interested shall be deemed to be a disclosure that the director has an interest in any such transaction of the nature and extent so specified; and

(c)                                 the following shall not be treated as an “interest”:

(i)                                    an interest of which a director is not aware and of which it is unreasonable to expect him to be aware, or an interest in a transaction or arrangement of which he is not aware and of which it is unreasonable to expect him to be aware;

(ii)                                 an interest of which the other directors are aware, or ought reasonably be aware, to the extent they are or ought reasonably to be aware of such interest;

(iii)                              an interest which cannot reasonably be regarded as giving rise to a conflict of interest; and

(iv)                             an interest if, or to the extent that, that interest contains terms of his service contract which have been, or are to be, considered by a meeting of the directors or a duly appointed committee of the directors.

DIRECTORS’ POWERS TO AUTHORISE CONFLICTS OF INTEREST

103                          The directors may (subject to such terms and conditions, if any, as they may think fit to impose from time to time, and subject always to their right to vary or terminate such authorisation):

(a)                                authorise, to the fullest extent permitted by law any matter which would otherwise result in a director infringing his duty to avoid a situation in which he has, or can have, a direct or indirect interest that conflicts, or possibly may conflict, with the interests of the Company and which may reasonably be regarded as likely to give rise to a conflict of interests (including a conflict of interest and duty or conflict of duties); and

(b)                                without prejudice to the generality of paragraph (a) above, authorise, to the fullest extent permitted by law, a director to accept or continue in any office, employment or position in addition to his office as a director of the Company and may authorise the manner in which a conflict of interest arising out of such office, employment or position may be dealt with, provided that for this purpose:

(i)                                    the requirement as to quorum at the meeting at which the matter is considered is met without counting the director in question or any other interested director; and

(ii)                                 the authorisation is agreed to without such directors voting or would have been agreed to if their votes had not been counted.

104                          If a matter, or office, employment or position, which gives rise to a conflict of interests or a possible conflict of interests has been authorised by the directors in accordance with Article 103 then, without prejudice to any equitable principle of law which may excuse the director from disclosing information in circumstances where disclosure would otherwise be required, or from attending meetings or receiving and reading documents in circumstances where such actions would otherwise be required:

(a)                                the director shall not be required to disclose to the Company, or use for the benefit of the Company, any confidential information relating to such matter, or such office, employment or position, if to make such a disclosure would result in a breach of a duty or obligation of confidence owed by him in relation to or in connection with that matter, or that office, employment or position;

(b)                                the director may absent himself from meetings of the directors at which any matter to which the conflict of interests or possible conflict of interests relates will or may be discussed; and

(c)                                 the director may make such arrangements as such director thinks fit not to receive documents and information in relation to any matter to which the conflict of interests or possible conflict of interests relates, or for such documents and information to be received and read by a professional adviser on behalf of that director.

105                          A director shall not, by reason of his office, be accountable to the Company for any benefit which he derives from any matter, or from any office, employment or position, which has been approved by the directors pursuant to this Article (subject in any such case to any limits or conditions to which such approval was subject), nor shall the receipt of any such benefit constitute a breach of his duty under Section 176 of the Act.

DIRECTORS’ POWERS - GENERAL

106                          Subject to the provisions of the Act, the memorandum of association and these Articles and to any directions given by special resolution, the business of the Company shall be managed by the directors, who may exercise all the powers of the Company including the power to dispose of all or part of the undertaking of the Company, the power to borrow money and to mortgage or charge the Company’s undertaking, property and uncalled capital or any part thereof and the power to issue debentures and other securities, whether outright or as collateral security for any debt, liability or obligation of the Company or any third party, provided that no resolution made by the Company in general meeting shall invalidate any prior act of the directors which would have been valid if such resolution had not been made.  The powers given by this Article shall not be limited by any special power given to the directors by any other Article.

107                          The directors may from time to time and at any time, by power of attorney or otherwise, appoint any person or any fluctuating body of persons, whether nominated directly or indirectly by the directors, to be the agent of the Company for such purposes and with such powers not exceeding those exercisable by the directors under these Articles (including the power of sub-delegation) and subject to such conditions as they think fit.

108                          The directors may delegate any of their powers:

(a)                                to any director; or

(b)                                to any committee consisting of one or more directors.

Any such delegation may be made subject to any conditions which the directors may impose, and either collaterally with or to the exclusion of their own powers, and may be revoked or altered.  Subject to any such conditions, any such delegation shall be deemed to include authority to sub-delegate to any one or more director or to any employee or agent of the Company.  Subject to any such conditions, the proceedings of a committee consisting of two or more directors shall be governed by the provisions of these Articles regulating the proceedings of the directors so far as they are capable of applying and so far as the same are not superseded by any regulations which may from time to time be imposed by the directors. Any such regulations may provide for or authorise the co-option to the committee or sub-committee of persons other than directors and may provide for members who are not directors to have voting rights as members of the committee or sub-committee.

109                          The directors may exercise the voting power conferred by the shares in any body corporate held or owned by the Company in such manner in all respects as they think fit (including the exercise thereof in favour of any resolution appointing the directors or any of them directors of such body corporate, or voting or providing for the payment of remuneration to the directors of such body corporate).

PROCEEDINGS OF DIRECTORS

110                          Subject to the provisions of these Articles, the directors may regulate their proceedings as they think fit. A director may, and on the request of a director the secretary shall, convene a meeting of the directors.  Notice of a meeting of the directors shall be deemed to be properly given to a director if it is given to him personally or by word of mouth or sent to him in writing at his last known address or any other address given by him to the Company for this purpose or sent to him by electronic means to an address for the time being notified by him to the Company for such purpose.  No account is to be taken of directors absent from the United Kingdom when considering the adequacy of the period of notice of the meeting. Any director may waive notice of any meeting and any such waiver may be retroactive.

111                          The continuing directors or a sole continuing director may act notwithstanding any vacancies in their number, but, if the number of directors is less than the minimum number of directors fixed as the quorum, the continuing directors or director may act only for the purpose of appointing an additional director or additional directors or of convening a general meeting.

112                          The directors may elect from their number, and remove, a chairman and deputy chairman.  The chairman or, in his absence, the deputy chairman shall preside at all meetings of the directors, but if no such chairman or deputy chairman is elected or if at any meeting neither the chairman nor the deputy chairman is present within five minutes after the time appointed for the meeting, the directors present may choose one of their number to preside as chairman of the meeting.

113                          The quorum for the transaction of the business of the directors may be fixed by the directors and unless so fixed at any other number shall be two.  An alternate director shall be counted in a quorum in the absence of the director appointing him, provided that no person shall count more than once for the purposes of the quorum. A director shall not be counted in the quorum present at a meeting in relation to a resolution on which he is not entitled to vote.

114                          Questions arising at any meeting shall be decided by a majority of votes.  A director who is also an alternate director shall be entitled, in addition to his own vote, to a separate vote on behalf of each absent director for whom he is an alternate director.  In the case of an equality of votes the chairman of the meeting shall have a second or casting vote.

115                          Save as otherwise provided by these Articles, a director shall not vote at a meeting of directors or of a committee of directors on any resolution concerning a matter in which he has an interest (other than by virtue of his interests in shares or debentures or other securities of or otherwise in or through the Company) which is material unless his interest arises only because the case falls within one or more of the following paragraphs:

(a)                                the resolution relates to the giving to him of a guarantee, security or indemnity in respect of money lent by him to, or an obligation incurred by him at the request of or for the benefit of, the Company or any of its subsidiaries;

(b)                                the resolution relates to the giving to a third party of a guarantee, security or indemnity in respect of an obligation of the Company or any of its subsidiaries for which the director has assumed responsibility in whole or part and whether alone or jointly with others under a guarantee or indemnity or by the giving of security;

(c)                                 his interest arises in relation to the subscription or purchase by him of shares, debentures or other securities of the Company pursuant to an offer or invitation to members or debenture holders of the Company, or any class of them, or to the public or any section of the public;

(d)                                his interest arises by virtue of his being, or intending to become, a participant in the underwriting or sub-underwriting of an offer of any shares, debentures or other securities of or by the Company or any of its subsidiaries for subscription, purchase or exchange;

(e)                                 the resolution relates to a proposal concerning any other body corporate in which he is interested, directly or indirectly, and whether as an officer, shareholder, creditor or otherwise howsoever, provided that he is not the holder of or beneficially interested in one per cent. or more of any class of the equity share capital of such body corporate (or any other body corporate through which his interest is derived) or of the voting rights available to members of the relevant body corporate (any such interest being deemed for the purpose of this Article to be a material interest in all circumstances);

(f)                                  the resolution relates in any way to a retirement benefits scheme which has been approved, or is conditional upon approval, by HM Revenue and Customs for taxation purposes;

(g)                                 the resolution relates to any contract or arrangement for the benefit of employees of the Company or of any of its subsidiaries and does not provide in respect of any director as such any privilege or advantage not accorded to the employees to whom the contract or arrangement relates; or

(h)                                the resolution relates in any way to insurance which the Company proposes to maintain or purchase for the benefit of directors or for the benefit of persons who include the directors.

116                          For the purposes of Article 115:

(a)                                in determining whether a proposal concerns a body corporate in which a director is interested, there shall be disregarded any shares held by a director as bare or custodian trustee and in which he has no beneficial interest, any shares comprised in a trust in which the director’s interest is in reversion or remainder if and so long as some other person is entitled to receive the income thereof, and any shares comprised in an authorised unit trust in which the director is only interested as a unit holder;

(b)                                an interest of a person who is, for any purpose of the Act (excluding for the purposes of this Article any statutory modification thereof not in force when this Article becomes binding on the Company), connected with a director shall be treated as an interest of the director; and

(c)                                 in relation to an alternate director, an interest of his appointor shall be treated as an interest of the alternate director without prejudice to any interest which the alternate director has otherwise.

117                          If a question arises at any time as to the materiality of a director’s interest or as to his entitlement to vote and such question is not resolved by his voluntarily agreeing to abstain from voting, such question shall be referred to the chairman of the meeting and his ruling shall be final and conclusive except in a case where the nature or extent of the interest of such director has not been fairly disclosed, provided that if such question arises in relation to the chairman of the meeting, it shall be decided by a resolution of the directors and such resolution shall be final and conclusive except in a case where the nature or extent of the interest of the chairman of the meeting has not been fairly disclosed. The chairman of the meeting shall not vote on any such resolution but may be counted in the quorum.

118                          Where proposals are under consideration concerning the appointment (including fixing or varying the terms of appointment) of two or more directors to offices or employments with the Company or any body corporate in which the Company is interested, the proposals may be divided and considered in relation to each director separately and in such case each of the directors concerned (if not debarred from voting under this Article) shall be entitled to vote and be counted in the quorum in respect of each resolution except that concerning his own appointment.

119                          The Company may by ordinary resolution suspend or relax to any extent, either generally or in respect of any particular matter, any provision of these Articles prohibiting a director from voting at a meeting, or ratify any transaction not duly authorised by reason of contravention of any such provision.

120                          All acts done by a meeting of the directors or of a committee of the directors or by a person acting as a director shall as regards all persons dealing in good faith with the Company, notwithstanding that it is afterwards discovered that there was a defect in the appointment of any director or that any of them was disqualified or had vacated office or was not entitled to vote, be as valid as if every such person had been duly appointed, was qualified, had continued to be a director and had been entitled to vote.

121                          A meeting of the directors or of a committee of directors may consist of a conference between directors who are not all in one place, but each of whom is able (directly or by telephonic communication) to speak to each of the others and to be heard by each of the other simultaneously.  A director taking part in such a conference shall be deemed to be present in person at the meeting and shall be entitled to vote or be counted in a quorum accordingly.  Such a meeting shall be deemed to take place where the largest group of those participating in the conference is assembled, or, if there is no such group, where the chairman of the meeting then is.  The word ‘meeting’ in these Articles shall be construed accordingly.

122                          A resolution in writing executed by all the directors entitled to vote thereon, shall be as effective as a resolution passed at a meeting of the directors duly convened and held, and may consist of several documents in the like form each executed by one or more directors or several statements in the like form each executed by one or more directors and sent by electronic means to such address as the company may for the time being have notified for that purpose; but the resolution need not be executed by a director if it is executed by his alternate director or by an alternate director, in that capacity, if it is executed by the director appointing him.

SECRETARY

123                          The directors shall, subject to the provisions of the Act, appoint the secretary on such terms as they think fit and may, without prejudice to any claim for breach of contract between the Company and him, remove the secretary from office.  The directors may also appoint any other person, either generally or specially, to perform all or any of the duties of the secretary.

MINUTES

124                          The directors shall cause minutes to be made of the proceedings of all meetings of the Company, of any class of members of the Company and of the directors and of committees of the directors.

DESTRUCTION OF DOCUMENTS

125                          Subject to compliance with the rules (as defined in the Uncertificated Securities Regulations) applicable to shares of the Company in uncertificated form, the Company shall be entitled to destroy or otherwise dispose of:

(a)                                any instrument of transfer of shares, any form of renunciation of an allotment of shares and any form of application for registration as the holder of shares at any time after the expiry of six years from the date on which the transferee, the renouncee or the applicant for registration (as the case may be) was registered as the holder of the shares;

(b)                                any dividend mandate, notification of change of address and cancelled share certificate at any time after the expiry of two years from the date on which it was recorded in the books or records of the Company or, in the case of a cancelled certificate, from the date of its cancellation; and

(c)                                 any instrument of proxy at any time after the expiry date of:

(i)                                    where not used for the purpose of a poll, one month; or

(ii)                                 where used for the purpose of a poll, one year from the end of the meeting to which the instrument relates.

If the document was destroyed or otherwise disposed of in good faith and without notice of any claim (regardless of the parties thereto) to which the document might be relevant, it shall be conclusively presumed in favour of the Company that every entry in its books or records purporting to have been made on the basis of the document was duly and properly made and that it was a valid and effective document in accordance with the recorded particulars in the books or records of the Company.

Nothing contained in this Article shall impose upon the Company any liability which would not have attached to the Company in the absence of this Article.

THE SEAL

126                          The seal shall be used only with the authority of the directors or a committee of the directors authorised by the directors.  The directors may determine who shall sign any instrument to which the seal is affixed and unless otherwise so determined every instrument to which the seal is affixed shall be signed autographically by one director and the secretary or by two directors; but share certificates, any securities issued by the Company and any document creating or evidencing securities so issued, if the directors so resolve, need not be signed or may be signed by some mechanical method.

127                          The Company may exercise the powers conferred by the Act of having an official seal for use outside the United Kingdom, which powers shall be vested in the directors.

128                          A document which is executed by the Company as a deed shall not be deemed to be delivered by the Company solely as a result of its having been executed by the Company.

DIVIDENDS

129                          The Company may, subject to the provisions of the Act, by ordinary resolution declare dividends in accordance with the respective rights of the members, but no dividend shall exceed the amount recommended by the directors.

130                          The directors may, subject to the provisions of the Act, pay interim dividends if it appears to them that they are justified by the profits available for distribution.  While the preferential dividend on any share is in arrears, no interim dividend shall be paid on any other share ranking subsequently for dividend.  If and so far as in the opinion of the directors the profits of the Company justify such payments, the directors may pay the fixed dividends on any class of shares carrying a fixed dividend expressed to be payable on fixed dates on the half-yearly or other dates prescribed for the payment thereof and, subject as aforesaid, may also from time to time pay interim dividends on shares of any class of such amounts and on such dates and in respect of such periods as they think fit. Provided the directors act in good faith they shall not incur any liability to the holders of any shares for any loss they may suffer by the lawful payment, on any other class of shares having rights ranking after or pari passu with those shares, of any such fixed or interim dividend as aforesaid.

131                          Subject to any rights attached to any share and subject to the terms of allotment of any share, all dividends shall be apportioned and paid pro rata according to the amounts paid up on the shares (otherwise than in advance of calls) during any part or parts of the period in respect of which the dividend is paid; but, if any share is issued on terms providing that it shall rank for dividend as from a particular date, that share shall rank for dividend accordingly. For the avoidance of doubt, no dividend shall be paid to the Company in respect of any treasury shares.

132                          The Company may, upon the recommendation of the directors, by ordinary resolution direct payment of a dividend wholly or in part by the distribution of specific assets.  The directors shall do all things necessary or expedient to give effect to the resolution and may fix the value of any asset for distribution, make payments in cash to any members to adjust the rights of members and vest any asset in trustees.

133                          The directors may deduct from any dividend payable on any share held by a member all sums of money presently payable by him to the Company on account of calls or otherwise in relation to the share and may apply the same in or towards satisfaction of the monies payable to the Company in respect of that share.

134                          If the resolution of the Company in a general meeting or of the directors declaring or paying a dividend on any shares provides that it shall be paid to the members registered as the holders of those shares at a specified time, the dividend shall be payable to those members accordingly, but without prejudice to the rights inter se in respect of such dividend of transferors and transferees of any such shares.

135                          No dividend payable on a share shall (subject to the terms of allotment of the share) bear interest against the Company. The directors may pay any unclaimed dividend or other monies payable on or in respect of a share into a separate account provided that such payment shall not constitute the Company a trustee in respect thereof. All monies accruing and earned in relation to such monies shall belong absolutely to the Company. Any dividend unclaimed for a period of twelve years from the date on which it became payable shall, if the directors so resolve, be forfeited and shall revert to the Company.

136                          Any dividend or other monies payable on or in respect of a share may be paid by cheque or warrant sent through the post to the registered address of the holder of the share or, in the case of joint holders, to any one of the joint holders or to such person at such address as the holder or joint holders or the person entitled to the share may direct in writing. Every such cheque or warrant shall be made payable to the person to whom it is sent or to such person as the holder or joint holders may direct in writing and payment of the cheque or warrant shall be a good discharge to the Company.  Any dividend may also be paid by any other method (including direct debit, bank or other funds transfer system) which the directors consider appropriate and through such person as the holder or joint holder of the share may in writing direct.  Every such cheque or warrant shall be sent, and every such payment or transfer shall be made, at the risk of the person entitled to the money represented thereby.

137                          Any one joint holder of a share may give an effectual receipt for any dividend or other monies payable or property distributable on or in respect of the share.

138                          The Company shall not be bound to accept or act upon any waiver of the whole or any part of any dividend.

139                          The Company shall be entitled to cease sending dividend warrants and cheques by post or otherwise to a member if such instruments have been returned undelivered to, or left uncashed by that member on at least two consecutive occasions or if, following one such occasion, reasonable enquiries have failed to establish any new address of the registered holder.  The entitlement conferred on the Company by this Article in respect of any member shall cease if such member claims a dividend or cashes a dividend warrant or cheque.

SCRIP DIVIDENDS

140                          The directors shall have authority to offer to ordinary shareholders the right to receive, in lieu of  any dividend (or part thereof) declared or proposed after the date of the adoption of these Articles, an allotment of new ordinary shares credited as fully paid, provided that:

(a)                                the directors shall not make such an offer unless so authorised by an ordinary resolution passed at an annual general meeting, which authority may extend to dividends declared or paid prior to the fifth annual general meeting of the Company occurring after the passing of that resolution, but no further;

(b)                                the directors may either offer such rights of election in respect of the next dividend (or part thereof) proposed to be paid; or may offer such rights of election in respect of that dividend and all subsequent dividends, until such time as the election is revoked; or may allow shareholders to make an election in either form;

(c)                                 the basis of allotment on each occasion shall be determined by the directors so that, as nearly as may be considered convenient, the value of the ordinary shares to be allotted in lieu of any amount of dividend shall equal such amount.  For such purpose, the value of an ordinary share shall be the average market value of an ordinary share on AIM on each of the first five business days on which the ordinary shares are quoted ‘ex’ the relevant dividend;

(d)                                if the directors determine to offer such right of election on any occasion they shall give notice to the ordinary shareholders of such right and shall issue forms of election and shall specify the procedures to be followed in order to exercise such right, provided that they need not give such notice to a shareholder who has previously made, and has not revoked, an earlier election to receive ordinary shares in lieu of all future dividends, but instead shall send him a reminder that he has made such an election, indicating how that election may be revoked in time for the next dividend proposed to be paid;

(e)                                 on each occasion the dividend (or that part of the dividend in respect of which a right of election has been accorded) shall not be payable on ordinary shares in respect whereof the share election has been duly exercised and has not been revoked (the ‘elected Ordinary Shares’), and in lieu thereof additional shares (but not any fraction of a share) shall be allotted to the holders of the elected Ordinary Shares on the basis of allotment determined as aforesaid. For such purpose the directors shall capitalise, out of such of the sums standing to the credit of reserves (including any share premium account or capital redemption reserve) or profit and loss account as the directors may determine, a sum equal to the aggregate nominal amount of additional ordinary shares to be allotted on that occasion on such basis and shall apply the same in paying up in full the appropriate number of unissued ordinary shares for allotment and distribution to and amongst the holders of the elected Ordinary Shares on such basis;

(f)                                  the additional ordinary shares so allotted on any occasion shall rank pari passu in all respects with the fully-paid ordinary shares in issue on the record date for the relevant dividend save only as regards participation in the relevant dividend;

(g)                                 Articles 141 and 142 shall apply (mutatis mutandis) to any capitalisation made pursuant to this Article;

(h)                                no fraction of an ordinary share shall be allotted. The directors may make such provision as they think fit for any fractional entitlements including, without limitation, provision whereby, in whole or in part, the benefit thereof accrues to the Company and/or fractional entitlements are accrued and/or retained and in either case accumulated on behalf of any ordinary shareholder;

(i)                                    the directors may on any occasion determine that rights of election shall not be made available to any ordinary shareholders with registered addresses in any territory where in the absence of a registration statement or other special formalities the circulation of an offer of rights of election would or might be unlawful, and in such event the provisions aforesaid shall be read and construed subject to such determination;

(j)                                   in relation to any particular proposed dividend the directors may in their absolute discretion decide:

(i)                                    that shareholders shall not be entitled to make any election in respect thereof and that any election previously made shall not extend to such dividend; or

(ii)                                 at any time prior to the allotment of the ordinary shares which would otherwise be allotted in lieu thereof, that all elections to take shares in lieu of such dividend shall be treated as not applying to that dividend, and if so the dividend shall be paid in cash as if no elections had been made in respect of it; and

(k)                                the directors may, with the sanction of an ordinary resolution of the Company, offer shareholders the right to elect to receive shares, credited as fully paid, in whole or in part, instead of cash in respect of any dividend specified in the ordinary resolution and subject to such exclusions or restrictions as the directors may deem necessary.

CAPITALISATION

141                          Subject to the provisions of the Act, the Company may, upon the recommendation of the directors, by ordinary resolution authorise the capitalisation of any sum standing to the credit of the Company’s profit and loss account or any reserve or fund (whether or not available for distribution) or any sum standing to the credit of the Company’s share premium account or capital redemption reserve by appropriating the sum to be capitalised to:

(a)                                those members who are the holders of the shares on which the sum would have been paid if distributable by way of dividend; and

(b)                                the Company if it is holding treasury shares,

in proportion to the nominal amount of those shares held by them respectively, and by applying the sum on their behalf either in paying up in full unissued shares in or debentures of the Company of a nominal amount equal to the sum, the shares or debentures to be allotted, credited as fully paid, to those members in the proportion aforesaid, or in or towards paying up any amounts for the time being unpaid on any shares respectively held by those members.

142                          The directors shall do all things necessary or expedient to give effect to any resolution passed pursuant to Article 141 and may deal, by payment in cash or otherwise, as they think fit, with any shares or debentures becoming distributable in fractions.

RESERVES

143                          The directors may from time to time set aside out of the profits of the Company and carry to reserve such sums as they think proper which, at the discretion of the directors, shall be applicable for any purpose to which the profits of the Company may properly be applied and pending such application may either be employed in the business of the Company or be invested in such investments (other than shares in the Company) as the directors think fit. The directors may divide the reserve into such special funds as they think fit and may consolidate into one fund any special funds or any parts of any special funds into which the reserve may have been divided. The directors may also without placing the same to reserve carry forward any profits. In carrying sums to reserve and in applying the same the directors shall comply with the provisions of the Act.

144                          Subject to the provisions of the Act, where any asset, business or property is bought by the Company as from a past date the profits and losses thereof as from such date may at the discretion of the directors in whole or in part be carried to revenue account and treated for all purposes as profits or losses of the Company. Subject as aforesaid, if any shares or securities are purchased cum dividend or interest, such dividend or interest may at the discretion of the directors be treated as revenue, and it shall not be obligatory to capitalise the same or any part thereof.

ACCOUNTING RECORDS AND AUDITORS

145                          Accounting records complying with the Act shall be kept at the office, or at such other place as the directors think fit.  No member of the Company or other person (other than an officer of the Company) shall have any right of inspecting any account or book or document of the Company except as conferred by statute or ordered by a court of competent jurisdiction or authorised by the directors.

146                          A copy of every balance sheet and profit and loss account which is to be laid before a general meeting of the Company (including every document required by law to be comprised therein or attached or annexed thereto) shall not less than 21 days before the date of the meeting be sent to every member of, and every holder of debentures of, the Company and to every other person who is entitled to receive notices of meetings from the Company under the provisions of the Act or of these Articles. Provided that this Article shall not require a copy of these documents to be sent to any member to whom a summary financial statement is sent in accordance with the Act nor to more than one of joint holders (provided they are sent to the first registered joint holder) nor to any person of whose address the Company is not aware, but any member or holder of debentures to whom a copy of these documents has not been sent shall be entitled to receive a copy free of charge on application at the office.  The Company’s annual accounts and reports will be available on its website in accordance with the Act.

147                          Subject to the provisions of the Act, all acts done by any person acting as an auditor shall, as regards all persons dealing in good faith with the Company, be valid, notwithstanding that there was some defect in his appointment or that he was at the time of his appointment not qualified for appointment or subsequently became disqualified.

148                          An auditor shall be entitled to attend any general meeting and to receive all notices of and other communications relating to any general meeting which any member is entitled to receive and to be heard at any general meeting on any part of the business of the meeting which concerns him as auditor.

NOTICES

149                          The provisions of sections 1144 to 1148 of and Schedules 4 and 5 to the Act shall apply to all documents or information to be sent or supplied by or to the company.

150                          Subject to compliance with all relevant provisions of the Act, the company may send or supply documents or information to members by making them available on a website.

151                          A person entitled to a share in consequence of the death or bankruptcy of a member or otherwise by operation of law, upon supplying to the Company such evidence as the directors may reasonably require to show his title to the share, and upon supplying also an address within the United Kingdom for the service of notices, shall be entitled to have served upon or delivered to him at such address any notice or document to which the said member would have been entitled, and such service or delivery shall for all purposes be deemed a sufficient service or delivery of such notice or document on all persons interested (whether jointly with or as claiming through or under him) in the share. Save as aforesaid any notice duly given to any member in pursuance of these Articles shall, notwithstanding that such member be then dead or bankrupt or in liquidation, and whether or not the Company has notice of his death or bankruptcy or liquidation, be deemed to have been duly given in respect of any share registered in the name of such member as sole or first-named joint holder.

152                          Proof that the envelope was properly addressed, prepaid and posted shall be conclusive evidence that the notice was given.  Proof that a notice in electronic form was sent in accordance with guidance issued by the Institute of Chartered Secretaries and Administrators shall be conclusive evidence that notice was given.

153                          A member who (having no registered address within the United Kingdom) has not supplied to the Company either an address within the United Kingdom or an electronic address for the service of notices shall not be entitled to receive notices from the Company.  A member who has supplied the Company only with an electronic address shall not be entitled to receive notices from the Company if the directors, in their absolute discretion, determine that to do so would infringe the laws of another country.

154                          Every person who becomes entitled to a share shall be bound by any notice in respect of that share which, before he is registered as the holder of the share, has been duly given to the person from whom he derives his title.

155                          If at any time the Company is unable to convene a general meeting by notices sent through the post by reason of the suspension or curtailment of postal services within the United Kingdom, a general meeting may be convened by a notice advertised on the same day in at least two leading daily newspapers having national circulation (of which at least one is published in London) and the notice shall be deemed to have been duly served on all members entitled to it at noon on the day on which the advertisement appears.  The Company shall send confirmatory copies of the notice by post if the posting of notices throughout the United Kingdom again becomes practicable at least seven days before the meeting.

156                          Any director or the secretary or any person appointed by the directors for the purpose shall have power to authenticate any document affecting the constitution of the Company and any resolution passed at a shareholders’ meeting or at a meeting of the directors or any committee, and any book, record, document or account relating to the business of the Company, and to certify copies thereof or extracts therefrom as true copies or extracts; and where any book, record, document or account is elsewhere than at the office the local manager or other officer of the Company having the custody thereof shall be deemed to be a person appointed by the directors as aforesaid. A document purporting to be a copy of any such resolution, or an extract from the minutes of any such meeting, which is certified as aforesaid shall be conclusive evidence in favour of all persons dealing with the Company upon the faith thereof that such resolution has been duly passed or, as the case may be, that any minute so extracted is a true and accurate record of proceedings at a duly constituted meeting.

UNTRACED SHAREHOLDERS

157                          If three consecutive notices or communications with a shareholder are returned undelivered to the Company or returned to the Company in circumstances where the Company may reasonably assume that notices and communications sent to the registered address will not be received by the shareholder, the address given in the register of members may be deleted and replaced by that of the office or, if the register of members is not held at the office, at the address where the register of members is held.  Where a shareholder’s registered address is the office or the address where the register of members is held, notices and communications sent to such address will be available for collection by the shareholder until such date as a general meeting takes place or the notice or communication can no longer be acted upon, after which they may be destroyed.  Upon receipt of the shareholder’s new address the register of members shall be amended accordingly and thereafter all notices to and communications with the shareholder shall be sent to that new address subject to the provisions of these Articles.

158                          The Company shall be entitled to sell, at the best price reasonably obtainable, the shares of a member or the shares to which a person is entitled by virtue of transmission on death, bankruptcy, or otherwise by operation of law if and provided that:

(a)                                during the period of twelve years prior to the date of the publication of the advertisements referred to in paragraph (b) below (or, if published on different dates, the first thereof) at least three dividends in respect of the shares in question have been declared and all dividend warrants and cheques which have been sent in the manner authorised by these Articles in respect of the shares in question have remained uncashed;

(b)                                the Company shall as soon as practicable after expiry of the said period of twelve years have inserted advertisements both in a national daily newspaper and in a newspaper circulating in the area of the last known address of such member or other person giving notice of its intention to sell the shares; and

(c)                                 during the said period of twelve years and the period of three months following the publications of the said advertisements the Company shall have received no indication either of the whereabouts or of the existence of such member or persons.

If during any twelve year period referred to in paragraph (a) above, further shares have been issued in right of those held at the beginning of such period or of any previously issued during such period and all other requirements of this Article (other than the requirement that they be in issue for twelve years) have been satisfied in regard to the further shares, the Company may also sell the further shares.

159                          The provisions of Article 43 shall apply to any sale referred to in Article 158.

160                          The net proceeds of any sale under Article 158 shall belong to the Company which shall be obliged to account to the former member or other person previously entitled as aforesaid for an amount equal to such proceeds and shall enter the name of such former member or other person in the books of the Company as a creditor for such amount.  No trust shall be created in respect of the debt, no interest shall be payable in respect of the same and the Company shall not be required to account for any money earned on the net proceeds, which may be employed in the business of the Company or invested in such investments as the directors from time to time think fit.

WINDING UP

161                          The directors shall have power in the name and on behalf of the Company to present a petition to the Court for the Company to be wound up. If the Company is wound up, the liquidator may, with the authority of a special resolution and any other sanction required by the Insolvency Act 1986, divide among the members in specie the whole or any part of the assets of the Company and may for this purpose set such value as he deems fair upon each kind of property and may determine how such division shall be carried out as between the members or different classes of members; but no member shall be compelled to accept any asset in respect of which there is a liability. The liquidator may also, with the like authority, vest any part of the assets in trustees upon such trusts for the benefit of the members as the liquidator shall think fit, and the liquidation of the Company may be closed and the Company dissolved.

162                          The power of sale of a liquidator shall include a power to sell wholly or partially for shares or debentures or other obligations of another body corporate, either then already constituted or about to be constituted for the purpose of carrying out the sale.

INDEMNITY

163                          Without prejudice to any indemnity to which he may otherwise be entitled, every Officer shall, to the fullest extent permitted under the Act, be indemnified out of the assets of the Company against all costs, charges, expenses or liabilities incurred by him in the exercise, execution or discharge of his powers or duties or in relation thereto including, without limitation, all liabilities attaching to him in respect of any negligence, default, breach of duty or breach of trust by him in relation to the company.  Subject to the provisions of the Act, the Company shall provide every Officer of the Company with funds to meet expenditure incurred or to be incurred by him in defending any proceedings, whether civil or criminal, brought against him as an Officer of the Company or in connection with any application for relief in such proceedings.

For the purposes of this Article, an ‘Officer’ is any person who is or was a director or secretary or other officer of the Company or an associated company (other than in either case any person (whether or not an officer of the Company or an associated company) engaged by the Company or an associated company as auditor).